Exhibit 99.1

FOR IMMEDIATE RELEASE

COVIA ANNOUNCES THIRD QUARTER 2019 RESULTS

•	Sold volumes of 7.8 million tons, down 5% sequentially
•	Grew Industrial gross profit 4%, up 11% excluding the impact of asset sales
•	Reported net income from continuing operations of $54 million
•	Generated Adjusted EBITDA of $43 million

INDEPENDENCE, Ohio, November 6, 2019 (GLOBE NEWSWIRE) — Covia (NYSE:CVIA), a leading provider of mineral-based material solutions for the Industrial and Energy markets, today announced results for the third quarter ended September 30, 2019. As a result of the merger that closed on June 1, 2018, Covia’s 2018 reported results under U.S. generally accepted accounting principles (“GAAP”) include the consolidated financial results of both Unimin Corporation (“Unimin”) and Fairmount Santrol Holdings Inc. (“Fairmount Santrol”) for the seven months ended December 31, 2018, as well as the stand-alone results for Unimin for the five months ended May 31, 2018, including the high-purity quartz (“HPQ”) business reported as discontinued operations. Selected pro forma financial results, which reflect combined Unimin and Fairmount Santrol operations prior to the merger and exclude HPQ results, have been provided as exhibits with this release.

“During the third quarter, we made significant progress in reducing our financial leverage, including closing on $240 million in non-core asset sales, structurally removing costs and streamlining our organization,” said Richard Navarre, Chairman, President and Chief Executive Officer. “Industrial profitability increased year-over-year, despite the sale of two businesses and temporary end market-related challenges. Energy performed consistent with guidance through August; however, customers sharply curtailed completions activity in September, which negatively impacted our results. We have taken further actions to consolidate our production into lower-cost facilities and reduce costs across the organization.”

Mr. Navarre added, “Energy demand is expected to soften further in the fourth quarter, due to customer budget exhaustion and seasonality. In the face of these challenging conditions, we remain committed to repositioning our Energy business, organically growing our Industrial segment and strengthening our balance sheet. We are confident that these strategies will best position Covia to navigate market challenges and deliver strong profitability as market conditions improve.”

Third Quarter 2019 Results

•	Total volumes decreased 5% sequentially to 7.8 million tons, and decreased 5% compared to the third quarter of 2018.
•	Total revenues decreased 8% sequentially to $409.0 million, and decreased 22% compared to the third quarter of 2018.
•	Selling, general and administrative expenses decreased 8% sequentially to $35.6 million, and decreased 17% compared to the third quarter of 2018.
o

Third quarter 2019 selling, general and administrative expenses include $2.3 million in non-cash stock compensation expense. In the second quarter of 2019 and third quarter of 2018, non-cash stock compensation totaled $3.3 million and $2.7 million, respectively.

•	Net income from continuing operations totaled $53.8 million, a sequential increase of $88.2 million. The increase was driven by the $127.2 million pre-tax gain on sale of assets.
•	Adjusted EBITDA of $43.2 million, compared to $65.3 million in the second quarter of 2019, and $84.1 million in the third quarter of 2018.

Third Quarter 2019 Segment Results

Industrial Segment Results

•

Volumes decreased 3% to 3.6 million tons compared to the third quarter of 2018, driven primarily by the sale of the Calera lime facility (“Calera’) and softness in the metals and foundry business, which was negatively impacted by the General

Motors union strike. This was partially offset by strength in coatings and polymers, which increased 15%, and solid mid-single-digit growth in Mexican containerized glass.
o	Excluding Calera and the Winchester and Western Railroad (“W&W”), which were sold during the third quarter of 2019, volumes declined 1% compared to the third quarter of 2018.
•	Revenues decreased 7% to $185.6 million compared to the third quarter of 2018, driven primarily by lower transportation-related revenues.
o	Excluding Calera and W&W, revenues decreased 3% compared to the third quarter of 2018.
•

Segment gross profit and segment contribution margin of $59.1 million each increased $2.3 million, or 4%, from the third quarter of 2018, due mainly to increased pricing and cost improvements, partially offset by the sale of Calera and the W&W.

o	Segment gross profit excluding Calera and W&W increased 11% compared to the third quarter of 2018.

Energy Segment Results

•	Volumes decreased 9% sequentially to 4.2 million tons.
•	Revenues decreased 11% sequentially to $223.3 million, driven primarily by lower volumes in September and moderately lower pricing for both Northern White and local sand.
•

Segment gross profit of $17.7 million compared to $33.9 million in the second quarter of 2019. Segment contribution margin of $24.6 million, a decrease of $16.3 million sequentially, driven primarily by lower pricing and lower fixed-cost absorption resulting from decreased volumes.

•

In response to lower market demand, the Company has reduced its annual effective Northern White capacity by approximately 5 million tons, including the idling of the Kasota, Minnesota facility, and the de-rating of capacity at several other facilities.

Balance Sheet and Liquidity

•

Total liquidity of $528.8 million as of September 30, 2019, which was composed of $340.1 million in cash and cash equivalents and $188.7 million of availability under the Company’s revolving credit facility.

•	Generated cash flow from operations of $17.4 million in the third quarter of 2019.
•	Third quarter 2019 capital expenditures totaled $15.6 million, primarily related to maintenance capital and the Canoitas plant expansion in Mexico to support customer growth.

Outlook

The Company’s fourth quarter 2019 expectations are:

•	Industrial volumes are expected to be in the range of 3.3 million tons to 3.5 million tons, which includes the negative impact from the sale of Calera.
•	Energy volumes are expected to decline at least 15% sequentially.

The Company’s full-year 2019 expectations are:

•	2019 selling, general and administrative expenses of $145 million to $155 million, which includes approximately $10 million in non-cash stock compensation expense.
•	2019 capital expenditures are expected to be in the range of $85 million to $95 million.

The Company is actively implementing a Company-wide business optimization program to deliver a lower cost structure, support improved Industrial profitability, strengthen the balance sheet and create a more resilient and profitable Energy business.

Use of Certain Non-GAAP and Adjusted Financial Measures

Covia reports its financial results in accordance with GAAP. However, Covia’s management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes segment contribution margin, segment contribution margin per ton, EBITDA and adjusted EBITDA, which are non-GAAP financial measures, including on a pro forma basis. Covia may also present other non-GAAP financial measures which are identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in exhibits attached to this release. Covia defines segment contribution margin as gross profit excluding any selling, general and administrative costs and corporate costs, and also excludes operating costs of idled facilities and excess railcar capacity. Covia defines segment contribution margin per ton as gross profit excluding any selling, general and administrative costs and corporate costs, and also excludes operating costs of idled facilities and excess railcar capacity divided by tons sold.  Covia defines EBITDA as net income from continuing operations before interest expense, income tax expense, depreciation, depletion and amortization, and adjusted EBITDA as EBITDA before non-cash stock-based compensation, merger-related expenses, restructuring charges, asset impairments and certain other income or expenses. Covia defines pro forma EBITDA as net income from continuing operations before interest expense, income tax expense, depreciation, depletion and amortization for the combined Unimin and Fairmount Santrol operations for the periods reported and excludes HPQ results. Adjusted pro forma EBITDA is defined by Covia as pro forma EBITDA before non-cash stock-based compensation, merger-related expenses, restructuring charges asset impairments and certain other income or expenses. Pro forma financial results for 2018 and 2017, as shown in the exhibits attached to this release, include combined results of operations for Fairmount Santrol and Unimin for periods preceding the June 1, 2018 merger. Non-GAAP financial measures should not be considered a substitute for the financial results prepared in accordance with GAAP, but should be viewed in addition to the results as reported by Covia. Covia also believes segment contribution margin, pro forma EBITDA and pro forma adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operational performance and compare the results of our operations from period to period without regard to the Company’s financing costs or capital structure.

Conference Call

Covia will host a conference call and live webcast on November 6, 2019, at 8:00 a.m. Eastern Time to discuss its financial results. Interested parties are invited to listen to a live audio webcast of the conference call, which will be accessible on the Investor Relations section of the Company’s website (ir.CoviaCorp.com). To access the live webcast, please log in 15 minutes prior to the start of the call to download and install any necessary audio software. An archived replay of the call will also be available on the website. The call may also be accessed live by dialing (877) 273-6113 or, for international callers, (647) 689-5399. The conference ID for the call is 1880198. A replay will be available on the website and can be accessed by dialing (800) 585-8367 or (416) 621-4642. The passcode for the replay is 1880198. The replay of the call will be available through November 13, 2019.

About Covia

Covia is a leading provider of mineral-based material solutions for the Industrial and Energy markets, representing the legacy and combined strengths from the June 2018 merger of Unimin and Fairmount Santrol. The Company is a leading provider of diversified mineral solutions to the glass, ceramics, coatings, foundry, polymers, construction, water filtration, sports and recreation markets. The Company offers a broad array of high-quality products, including high-purity silica sand, nepheline syenite, feldspar, clay, kaolin, resin systems and coated materials, delivered through its comprehensive distribution network. Covia offers its Energy customers an unparalleled selection of proppant solutions, additives, and coated products to enhance well productivity and to address both surface and down-hole challenges in all well environments. Covia has built long-standing relationships with a broad customer base consisting of blue-chip customers. Underpinning these strengths is an unwavering commitment to safety and to sustainable development further enhancing the value that Covia delivers to all of its stakeholders. For more information, visit CoviaCorp.com.

About the Merger

On June 1, 2018, Unimin completed a business combination (“merger”) whereby Fairmount Santrol, now known as Bison Merger Sub I, LLC, merged into a wholly-owned subsidiary of Unimin and ceased to exist as a separate corporate entity. Immediately following the consummation of the merger, Unimin changed its name to Covia Holdings Corporation and began operating under that name. The common stock of Fairmount Santrol was delisted from the NYSE prior to the market opening on June 1, 2018, and Covia commenced trading under the ticker symbol “CVIA” on that same date.

Caution Concerning Forward-Looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and such statements are intended to qualify for the protection of the safe harbor provided by the PSLRA. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-

looking statements relate to the expectations of the Company’s management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although the Company’s management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, and results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to: changes in prevailing economic conditions, including fluctuations in supply of, demand for, and pricing of, the Company’s products; potential business uncertainties relating to the merger, including potential disruptions to the Company’s business and operational relationships, the Company’s ability to achieve anticipated synergies, and the anticipated costs, timing and complexity of the Company’s integration efforts; loss of, or reduction in, business from the Company’s largest customers or their failure to pay the Company; possible adverse effects of being leveraged, including interest rate, event of default or refinancing risks, as well as potentially limiting the Company’s ability to invest in certain market opportunities; the Company’s ability to successfully develop and market new products; the Company’s rights and ability to mine its property and its renewal or receipt of the required permits and approvals from government authorities and other third parties; the Company’s ability to implement and realize efficiencies from capacity expansion plans, and cost reduction initiatives within its time and budgetary parameters; increasing costs or a lack of dependability or availability of transportation services or infrastructure and geographic shifts in demand; changing legislative and regulatory initiatives relating to the Company’s business, including environmental, mining, health and safety, licensing, reclamation and other regulation relating to hydraulic fracturing (and changes in their enforcement and interpretation); silica-related health issues and corresponding litigation; seasonal and severe weather conditions; other operating risks beyond the Company’s control; the risks discussed in the Risk Factors section of the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on March 22, 2019; and the other factors discussed from time to time in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. This release should be read in conjunction with such filings, and you should consider all such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filing.

Covia
Condensed Consolidated Statements of Income (Loss)
(unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
Revenues	$408,957	$523,368	$1,282,139	$1,401,607
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)	332,234	405,602	1,039,763	1,021,232

Operating expenses
Selling, general and administrative expenses(A)	35,628	43,164	116,232	99,765
Depreciation, depletion and amortization expense	51,920	68,584	169,219	132,459
Goodwill and other asset impairments	7,761	265,343	7,761	277,643
Restructuring and other charges	3,378	14,750	14,915	14,750
Gain on sale of subsidiaries	(127,195)	-	(127,195)	-
Other operating expense (income), net	18	(974)	(4,704)	(330)
Operating income (loss) from continuing operations	105,213	(273,101)	66,148	(143,912)

Interest expense, net	26,894	23,530	79,896	35,325
Other non-operating expense, net	1,924	9,043	5,682	56,159
Income (loss) from continuing operations before provision (benefit) for income taxes	76,395	(305,674)	(19,430)	(235,396)

Provision (benefit) for income taxes	22,471	(16,848)	13,281	(524)
Net income (loss) from continuing operations	53,924	(288,826)	(32,711)	(234,872)
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	152	(32)	156	74
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	53,772	(288,794)	(32,867)	(234,946)

Income from discontinued operations, net of tax	-	-	-	12,587

Net income (loss) attributable to Covia Holdings Corporation	$53,772	$(288,794)	$(32,867)	$(222,359)

Continuing operations earnings (loss) per share
Basic	$0.41	$(2.20)	$(0.25)	$(1.90)
Diluted	0.41	(2.20)	(0.25)	(1.90)

Discontinued operations earnings per share
Basic	-	-	-	0.10
Diluted	-	-	-	0.10

Earnings (loss) per share
Basic	0.41	(2.20)	(0.25)	(1.80)
Diluted	$0.41	$(2.20)	$(0.25)	$(1.80)

Weighted average number of shares outstanding
Basic	131,562	131,154	131,437	123,604
Diluted	131,745	131,154	131,437	123,604

(A) - Included within selling, general, and administrative expenses is stock compensation expense of $2.3 million and $2.7 million for the three months ended September 30, 2019 and 2018, respectively, and $8.4 million and $3.4 million for the nine months ended September 30, 2019 and 2018, respectively.

Covia
Condensed Consolidated Statements of Cash Flows
(unaudited)
	Nine Months Ended September 30,
	2019	2018
	(in thousands)
Net loss attributable to Covia Holdings Corporation	$(32,867)	$(222,359)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization	169,219	132,459
Amortization of deferred financing costs	4,626	6,001
Prepayment penalties on Senior Notes	-	2,213
Goodwill and other asset impairments	7,761	277,643
Inventory write-downs	-	6,744
(Gain) loss on disposal of fixed assets	2,255	(90)
Gain on sale of subsidiaries	(127,195)	-
Change in fair value of interest rate swaps, net	-	(2,658)
Deferred income tax provision (benefit)	6,414	(9,234)
Stock compensation expense	8,378	5,847
Net income from non-controlling interest	156	74
Other, net	5,037	11,101
Change in operating assets and liabilities, net of business combination effect:
Accounts receivable	13,303	53,533
Inventories	19,768	10,511
Prepaid expenses and other assets	6,078	(806)
Accounts payable	(22,950)	(32,628)
Accrued expenses	8,812	(48,091)
Net cash provided by operating activities	68,795	190,260

Cash flows from investing activities
Capital expenditures	(75,063)	(188,424)
Cash of HPQ Co. distributed to Sibelco prior to Merger	-	(31,000)
Payments to Fairmount Santrol Holdings Inc. shareholders, net of cash acquired	-	(64,697)
Capitalized interest	(6,772)	-
Proceeds from sale of fixed assets	2,998	862
Proceeds from sale of subsidiaries	234,014	-
Net cash provided by (used in) investing activities	155,177	(283,259)

Cash flows from financing activities
Proceeds from borrowings on Term Loan	-	1,650,000
Payments on Term Loan	(12,375)	(4,125)
Prepayment on Unimin Term Loans	-	(314,642)
Prepayment on Senior Notes	-	(100,000)
Prepayment on Fairmount Santrol Holdings Inc. term loan	-	(695,625)
Fees for Term Loan and Senior Notes prepayment	-	(36,733)
Payments on other long-term debt	(1,664)	(35,574)
Payments on finance lease liabilities	(3,460)	-
Fees for Revolver	-	(4,500)
Cash Redemption payment to Sibelco	-	(520,377)
Proceeds from share-based awards exercised or distributed	14	1
Tax payments for withholdings on share-based awards exercised or distributed	(616)	(289)
Net cash used in financing activities	(18,101)	(61,864)

Effect of foreign currency exchange rate changes	125	2,211
Increase (decrease) in cash and cash equivalents	205,996	(152,652)

Cash and cash equivalents:
Beginning of period	134,130	308,059
End of period	$340,126	$155,407

Covia
Condensed Consolidated Balance Sheets
	(unaudited)	(audited)
	September 30, 2019	December 31, 2018
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$340,126	$134,130
Accounts receivable, net	247,440	267,268
Inventories, net	139,061	162,970
Other receivables	33,943	40,306
Prepaid expenses and other current assets	20,174	20,941
Assets held for sale	5,797	-
Total current assets	786,541	625,615

Property, plant and equipment, net	2,629,950	2,834,361
Operating right-of-use assets, net	379,569	-
Deferred tax assets, net	7,450	8,740
Goodwill	119,822	131,655
Intangibles, net	60,638	137,113
Other non-current assets	30,256	18,633
Total assets	$4,014,226	$3,756,117

Liabilities and Equity
Current liabilities
Current portion of long-term debt	$14,509	$15,482
Operating lease liabilities, current	65,880	-
Accounts payable	97,124	145,070
Accrued expenses	116,361	120,424
Deferred revenue	13,111	9,737
Total current liabilities	306,985	290,713

Long-term debt	1,604,095	1,612,887
Operating lease liabilities, non-current	282,843	-
Employee benefit obligations	58,048	54,789
Deferred tax liabilities, net	267,620	267,350
Other non-current liabilities	73,878	75,425
Total liabilities	2,593,469	2,301,164

Equity
Common stock	1,777	1,777
Additional paid-in capital	386,600	388,027
Retained earnings	1,615,092	1,647,959
Accumulated other comprehensive loss	(105,102)	(95,225)
Treasury stock at cost	(478,322)	(488,141)
Non-controlling interest	712	556
Total equity	1,420,757	1,454,953
Total liabilities and equity	$4,014,226	$3,756,117

Covia
Pro Forma Segment Information
(unaudited)
(in thousands)
	Three Months Ended September 30,
	2019	2018
	Covia, As Reported	Covia, As Reported	—	—
Volumes (tons)
Energy	4,177	4,497	—	—
Industrial	3,583	3,680	—	—
Total volumes	7,760	8,177	—	—

Revenues
Energy	$223,318	$324,606	—	—
Industrial	185,639	198,762	—	—
Total revenues	408,957	523,368	—	—

Segment gross profit(3)
Energy	17,662	60,961	—	—
Industrial	59,061	56,805	—	—
Total segment gross profit	76,723	117,766	—	—

Segment contribution margin (non-GAAP)(4)
Energy	24,576	67,913	—	—
Industrial	59,061	56,805	—	—
Total segment contribution margin (non-GAAP)	$83,637	$124,718	—	—

Segment contribution margin per ton (non-GAAP)(4)
Energy	$5.88	$15.10	—	—
Industrial	16.48	15.44	—	—
Total segment contribution margin per ton (non-GAAP)	$10.78	$15.25	—	—

	Nine Months Ended September 30,
	2019	2018
	Covia, As Reported	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Volumes (tons)
Energy	13,191	11,747	4,588	16,335
Industrial	10,744	9,997	1,048	11,045
Total volumes	23,935	21,744	5,636	27,380

Revenues
Energy	$710,940	$858,813	$421,526	$1,280,339
Industrial	571,199	542,794	55,805	598,599
Total revenues	1,282,139	1,401,607	477,331	1,878,938

Segment gross profit(3)
Energy	66,584	227,744	136,668	364,412
Industrial	175,792	152,631	21,440	174,071
Total segment gross profit	242,376	380,375	158,108	538,483

Segment contribution margin (non-GAAP)(4)
Energy	87,507	236,798	147,394	384,192
Industrial	175,792	152,631	21,440	174,071
Total segment contribution margin (non-GAAP)	$263,299	$389,429	168,834	$558,263

Segment contribution margin per ton (non-GAAP)(4)
Energy	$6.63	$20.16	$32.13	$23.52
Industrial	16.36	15.27	20.46	15.76
Total segment contribution margin per ton (non-GAAP)	$11.00	$17.91	$29.96	$20.39

	Three Months Ended June 30,
	2019
	Covia, As Reported
Volumes (tons)
Energy	4,582
Industrial	3,596
Total volumes	8,178

Revenues
Energy	$251,547
Industrial	193,389
Total revenues	444,936

Segment gross profit(3)
Energy	33,858
Industrial	65,109
Total segment gross profit	98,967

Segment contribution margin (non-GAAP)(4)
Energy	40,912
Industrial	65,109
Total segment contribution margin (non-GAAP)	$106,021

Segment contribution margin per ton (non-GAAP)(4)
Energy	$8.93
Industrial	18.11
Total segment contribution margin per ton (non-GAAP)	$12.96
__________

(1) 2018 Pre-Merger financial results are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the two and five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  Such results are based on Fairmount Santrol's unaudited internal financial statements and have been prepared on a basis substantially consistent with Fairmount Santrol's prior audited financial statements, but have not been reviewed by the Company's independent auditors. Both Fairmount Santrol and Unimin reported financial results on a calendar fiscal year.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin for periods preceding the June 1, 2018 merger.

(3) In the three and nine months ended September 30, 2019, Energy segment gross profit was negatively impacted by the $1.9 million and $6.1 million, respectively, of operating lease expense incurred related to intangible assets that were reclassified to Operating right-of-use assets, net on the Condensed Consolidated Balance Sheets, as a result of the adoption of ASC 842.  The expense, previously recognized as non-cash amortization expense, is now recognized in Cost of goods sold (excluding depreciation, depletion, and amortization shown separately) on the Condensed Consolidated Statement of Income (Loss).

As a result of the June 1, 2018 merger, legacy Fairmount Santrol inventories were written up to fair value under Generally Accepted Accounting Principles ("GAAP").  For the nine months ended September 30, 2019, $1.1 million of this write-up was expensed through cost of goods sold, thereby reducing segment gross profit.  There was no write-up in the three months ended September 30, 2019.  Of the $1.1 million in the nine months ended September 30, 2019, $0.4 million impacted the Energy segment and $0.7 million impacted the Industrial segment.

(4) We define segment contribution margin as segment revenue less segment cost of sales, excluding any depreciation, depletion and amortization expenses, selling, general, and administrative costs, and operating costs of idled facilities and excess railcar capacity.  Operating costs of idled facilities and excess railcar capacity costs, which are both entirely attributable to the Energy segment, were $6.9 million and $7.0 million in the three months ended September 30, 2019 and 2018, respectively, and $20.9 million and $9.1 million in the nine months ended September 30, 2019 and 2018, respectively.  Segment contribution margin and segment contribution margin per ton are non-GAAP financial measures.  A reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures is provided in tables that follow.

Covia
Pro Forma Net Income (Loss) Information & Reconciliation of Non-GAAP Measures (unaudited)

The following table reconciles EBITDA and Adjusted EBITDA, non-GAAP financial measures, to the most directly comparable GAAP measure, net income (loss) from continuing operations (amounts in thousands)

	Three Months Ended September 30,
	2019	2018
	As Reported	As Reported	Fairmount Santrol Pre-Merger	Merger Pro Forma Adjustments(1)	Covia Pro Forma Combined(2)
Revenues	$408,957	$523,368	—	$-	$523,368
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	332,234	405,602	—	-	405,602

Operating expenses
Selling, general and administrative expenses	35,628	43,164	—	-	43,164
Depreciation, depletion and amortization expense	51,920	68,584	—	(10,392)	58,192
Goodwill and other asset impairments	7,761	265,343	—	-	265,343
Restructuring and other charges	3,378	14,750	—	-	14,750
Gain on sale of subsidiaries	(127,195)	-	—	-	-
Other operating expense (income), net	18	(974)	—	-	(974)
Operating income (loss) from continuing operations	105,213	(273,101)	—	10,392	(262,709)

Interest expense, net	26,894	23,530	—	(372)	23,158
Other non-operating expense, net	1,924	9,043	—	(5,600)	3,443
Income (loss) from continuing operations before provision (benefit) for income taxes	76,395	(305,674)	—	16,364	(289,310)

Provision (benefit) for income taxes	22,471	(16,848)	—	3,764	(13,084)
Net income (loss) from continuing operations	53,924	(288,826)	—	12,600	(276,226)
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	152	(32)	—	-	(32)
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	53,772	(288,794)	—	12,600	(276,194)

Interest expense, net	26,894	23,530	—	(372)	23,158
Provision (benefit) for income taxes	22,471	(16,848)	—	3,764	(13,084)
Depreciation, depletion and amortization expense	51,920	68,584	—	(10,392)	58,192
EBITDA	155,057	(213,528)	—	5,600	(207,928)

Non-cash charges relating to operating leases(4)	1,856	-	—	-	-
Non-cash stock compensation expense(5)	2,296	2,654	—	-	2,654
Costs and expenses related to the Merger and integration(6)	-	5,600	—	(5,600)	-
Restructuring and other charges(7)	3,378	24,061	—	-	24,061
Goodwill and asset impairments(8)	7,761	265,343	—	-	265,343
Gain on sale of subsidiaries(9)	(127,195)	-	-	-	-
Adjusted EBITDA	$43,153	$84,130	—	$-	$84,130

	Nine Months Ended September 30,
	2019	2018
	As Reported	As Reported	Fairmount Santrol Pre-Merger(3)	Merger Pro Forma Adjustments(1)	Pro Forma Combined(2)
Revenues	$1,282,139	$1,401,607	$477,332	$-	$1,878,939
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	1,039,763	1,021,232	319,224	-	1,340,456

Operating expenses
Selling, general and administrative expenses	116,232	99,765	44,156	-	143,921
Depreciation, depletion and amortization expense	169,219	132,459	29,313	1,587	163,359
Goodwill and other asset impairments	7,761	277,643	-	-	277,643
Restructuring and other charges	14,915	14,750	-	-	14,750
Gain on sale of subsidiaries	(127,195)	-	-	-	-
Other operating expense (income), net	(4,704)	(330)	(2,292)	-	(2,622)
Operating income (loss) from continuing operations	66,148	(143,912)	86,931	(1,587)	(58,568)

Interest expense, net	79,896	35,325	25,686	8,799	69,810
Other non-operating expense, net	5,682	56,159	28,057	(77,880)	6,336
Income (loss) from continuing operations before provision (benefit) for income taxes	(19,430)	(235,396)	33,188	67,494	(134,714)

Provision (benefit) for income taxes	13,281	(524)	1,683	15,524	16,683
Net income (loss) from continuing operations	(32,711)	(234,872)	31,505	51,970	(151,397)
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	156	74	3	-	77
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(32,867)	(234,946)	31,502	51,970	(151,474)

Interest expense, net	79,896	35,325	25,686	8,799	69,810

Provision (benefit) for income taxes	13,281	(524)	1,683	15,524	16,683
Depreciation, depletion and amortization expense	169,219	132,459	29,313	1,587	163,359
EBITDA	229,529	(67,686)	88,184	77,880	98,378

Non-cash charges relating to operating leases(4)	6,056	-	-	-	-
Non-cash stock compensation expense(5)	8,378	3,447	8,482	-	11,929
Costs and expenses related to the Merger and integration(6)	896	49,823	28,057	(77,880)	-
Restructuring and other charges(7)	17,504	24,061	-	-	24,061
Goodwill and other asset impairments(8)	7,761	277,643	-	-	277,643
Gain on sale of subsidiaries(9)	(127,195)	-	-	-	-
Adjusted EBITDA	$142,929	$287,288	$124,723	$-	$412,011

	Three Months Ended June 30,
	2019
	As Reported
Revenues	$444,936
Cost of goods sold (excluding depreciation, depletion,
and amortization shown separately)(4)	345,969

Operating expenses
Selling, general and administrative expenses	38,644
Depreciation, depletion and amortization expense	59,204
Restructuring and other charges	9,535
Other operating expense (income), net	1,670
Operating income (loss) from continuing operations	(10,086)

Interest expense, net	27,866
Other non-operating expense, net	1,571
Income from continuing operations before provision for income taxes	(39,523)

Provision (benefit) for income taxes	(5,136)
Net income (loss) from continuing operations	(34,387)
Less: Net income (loss) from continuing operations attributable to the non-controlling interest	7
Net income (loss) from continuing operations attributable to Covia Holdings Corporation	(34,394)

Interest expense, net	27,866
Provision (benefit) for income taxes	(5,136)
Depreciation, depletion and amortization expense	59,204
EBITDA	47,540

Non-cash charges relating to operating leases(4)	2,100
Non-cash stock compensation expense(5)	3,316
Costs and expenses related to the Merger and integration(6)	245
Restructuring and other charges(7)	12,124
Adjusted EBITDA	$65,325
__________

(1) The unaudited Covia Pro Forma Combined financial information presents the Company’s combined results as if the Merger had occurred on January 1, 2017.   The pro forma financial information was prepared to give effect to events that are (i) directly attributable to the Merger; (ii) factually supportable; and (iii) expected to have a continuing impact on the Company’s results.   All material intercompany transactions during the periods presented have been eliminated.  The Merger Pro Forma Adjustments reflect adjustments for interest expense that would have been incurred to finance the transaction and purchase accounting adjustments for additional depreciation, depletion and amortization on acquired property, plant and equipment and intangible assets in prior periods which resulted in a reduction to depreciation, depletion and amortization in the current periods.  The pro forma results exclude Merger related transaction costs and expenses that were incurred in conjunction with the transaction for all periods presented.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin for periods preceding the June 1, 2018 merger.

(3) 2018 Pre-Merger financial results are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the two and five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  Such results are based on Fairmount Santrol's unaudited internal financial statements and have been prepared on a basis substantially consistent with Fairmount Santrol's prior audited financial statements, but have not been reviewed by the Company's independent auditors. Both Fairmount Santrol and Unimin reported financial results on a calendar fiscal year.

(4) In the three and nine months ended September 30, 2019, Energy segment gross profit was negatively impacted by the $1.9 million and $6.1 million, respectively, of operating lease expense incurred related to intangible assets that were reclassified to Operating right-of-use assets, net on the Condensed Consolidated Balance Sheets, as a result of the adoption of ASC 842.  The expense, previously recognized as non-cash amortization expense, is now recognized in Cost of goods sold (excluding depreciation, depletion, and amortization shown separately) on the Condensed Consolidated Statement of Income (Loss)

(5) Represents the non-cash expense for stock-based awards issued to employees and outside directors. Stock compensation expenses are reported in Selling, general & administrative expenses ("SG&A").

(6) Costs and expenses related to the Merger with Fairmount Santrol include legal, accounting, financial advisory services, severance, debt extinguishment, and integration expenses.

(7) Represents expenses associated with restructuring activities as a result of the Merger and idled plant facilities, other charges related to executive severance and benefits, as well as restructuring-related SG&A expenses.

(8) Represents expenses from a terminated project in 2018 due to post-Merger synergies and capital optimization.

(9) Represents the gain on the sales of Calera and W&W.

Covia
Pro Forma Segment Contribution Margin & Reconciliation of Non-GAAP Measures (unaudited)

The following table reconciles segment contribution margin and segment contribution margin per ton, non-GAAP financial measures, to the most directly comparable GAAP measures, segment gross profit and segment gross profit per ton, respectively

	Three Months Ended September 30,
	2019	2018
	As Reported	Covia, As Reported	—	—
Segment gross profit(3)
Energy	$17,662	$60,961	—	—
Industrial	59,061	56,805	—	—
Total segment gross profit	76,723	117,766	—	—

Operating expenses excluded from segment contribution margin(4)	6,914	6,952	—	—

Segment contribution margin (non-GAAP)(4)
Energy	24,576	67,913	—	—
Industrial	59,061	56,805	—	—
Total segment contribution margin (non-GAAP)	$83,637	$124,718	—	—

Segment gross profit per ton(3)
Energy	$4.23	$13.56	—	—
Industrial	16.48	15.44	—	—
Total segment gross profit per ton	9.89	14.40	—	—

Operating expenses per ton excluded from segment contribution margin per ton(4)	1.66	1.55	—	—

Segment contribution margin per ton (non-GAAP)(4)
Energy	5.88	15.10	—	—
Industrial	16.48	15.44	—	—
Total segment contribution margin per ton (non-GAAP)	$10.78	$15.25	—	—

	Nine Months Ended September 30,
	2019	2018
	As Reported	Covia, As Reported	Fairmount Santrol Pre-Merger(1)	Covia Pro Forma Combined(2)
Segment gross profit(3)
Energy	$66,584	$227,744	$136,668	$364,412
Industrial	175,792	152,631	21,440	174,071
Total segment gross profit	242,376	380,375	158,108	538,483

Operating expenses excluded from segment contribution margin (non-GAAP)(4)	20,923	9,054	10,726	19,780

Segment contribution margin (non-GAAP)(4)
Energy	87,507	236,798	147,394	384,192
Industrial	175,792	152,631	21,440	174,071
Total segment contribution margin (non-GAAP)	$263,299	$389,429	$168,834	$558,263

Segment gross profit per ton(3)
Energy	$5.05	$19.39	$29.79	$22.31
Industrial	16.36	15.27	20.46	15.76
Total segment gross profit per ton	10.13	17.49	28.05	19.67

Operating expenses per ton excluded from segment contribution margin per ton(4)	1.59	0.77	2.34	1.21

Segment contribution margin per ton (non-GAAP)(4)
Energy	6.63	20.16	32.13	23.52
Industrial	16.36	15.27	20.46	15.76
Total segment contribution margin per ton (non-GAAP)	$11.00	$17.91	$29.96	$20.39

	Three Months Ended June 30,
	2019
	As Reported
Segment gross profit(3)
Energy	$33,858
Industrial	65,109
Total segment gross profit	98,967

Operating expenses excluded from segment contribution margin (non-GAAP)(4)	7,054

Segment contribution margin (non-GAAP)(4)
Energy	40,912
Industrial	65,109
Total segment contribution margin (non-GAAP)	$106,021

Segment gross profit per ton(3)
Energy	$7.39
Industrial	18.11
Total segment gross profit per ton	12.10

Operating expenses per ton excluded from segment contribution margin per ton(4)	1.54

Segment contribution margin per ton (non-GAAP)(4)
Energy	8.93
Industrial	18.11
Total segment contribution margin per ton (non-GAAP)	$12.96
__________

(1) 2018 Pre-Merger financial results are for Fairmount Santrol Holdings Inc. ("Fairmount Santrol"), for the two and five months ended May 31, 2018, the day before the merger between Fairmount Santrol and Unimin Corporation ("Unimin") occurred on June 1, 2018.  Such results are based on Fairmount Santrol's unaudited internal financial statements and have been prepared on a basis substantially consistent with Fairmount Santrol's prior audited financial statements, but have not been reviewed by the Company's independent auditors. Both Fairmount Santrol and Unimin reported financial results on a calendar fiscal year.

(2) The unaudited Covia Pro Forma Combined financial results include the aggregate results of operations for legacy Fairmount Santrol and legacy Unimin for periods preceding the June 1, 2018 merger.

(3) In the three and nine months ended September 30, 2019, Energy segment gross profit was negatively impacted by the $1.9 million and $6.1 million, respectively, of operating lease expense incurred related to intangible assets that were reclassified to Operating right-of-use assets, net on the Condensed Consolidated Balance Sheets, as a result of the adoption of ASC 842.  The expense, previously recognized as non-cash amortization expense, is now recognized in Cost of goods sold (excluding depreciation, depletion, and amortization shown separately) on the Condensed Consolidated Statement of Income (Loss).

As a result of the June 1, 2018 merger, legacy Fairmount Santrol inventories were written up to fair value under Generally Accepted Accounting Principles ("GAAP").  For the nine months ended September 30, 2019, $1.1 million, respectively, of this write-up was expensed through cost of goods sold, thereby reducing segment gross profit.  There was no write-up in the three months ended September 30, 2019.  Of the $1.1 million in the nine months ended September 30, 2019, $0.4 million impacted the Energy segment and $0.7 million impacted the Industrial segment.

(4) We define segment contribution margin as segment revenue less segment cost of sales, excluding any depreciation, depletion and amortization expenses, selling, general, and administrative costs, and operating costs of idled facilities and excess railcar capacity.  We define segment contribution margin as segment revenue less segment cost of sales, excluding any depreciation, depletion, and amortization expenses, selling, general, and administrative costs, and operating costs of idled facilities and excess railcar capacity.  Segment contribution margin per ton is defined as segment contribution margin divided by tons sold.  Operating costs of idled facilities and excess railcar capacity costs, which are both entirely attributable to the Energy segment, were $6.9 million and $7.0 million in the three months ended September 30, 2019 and 2018, respectively, and $20.9 million and $9.1 million in the nine months ended September 30, 2019 and 2018, respectively.  Segment contribution margin is a non-GAAP financial measure.  A reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures is provided in tables.

Covia
Adjusted Industrial Segment Information

The following table provides unaudited adjusted Industrial segment data, excluding the impact of Calera and the Winchester & Western Railroad W&W, as well as freight revenues.  Calera and W&W were sold in August and September 2019, respectively.  Amounts in thousands.

	Three Months Ended September 30,
	2019	2018
Industrial volumes (tons), as reported	3,583	3,680
Less Calera volumes	(35)	(100)
Adjusted Industrial volumes	3,548	3,580

Industrial revenues, as reported	$185,639	$198,762
Less Calera revenues	(4,591)	(12,232)
Less W&W revenues	(2,659)	(3,333)
Adjusted Industrial revenues	$178,389	$183,197

Industrial segment gross profit, as reported	$59,061	$56,805
Less Calera gross profit	(1,321)	(4,130)
Less W&W gross profit	(960)	(1,485)
Adjusted Industrial segment gross profit	$56,780	$51,190

Investor contact:

Matthew Schlarb

440-214-3284

Matthew.Schlarb@coviacorp.com

Source: Covia